UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 2, 2005

MTI Technology Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23418	95-3601802
(Commission File Number)	(I.R.S. Employer Identification No.)
17595 Cartwright Road
Irvine, California 92614
(Address of Principal Executive Offices) (Zip Code)
(949) 251-1101
(Registrant’s Telephone Number,
Including Area Code)
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities
Item 3.03 Material Modification to Rights of Security Holders
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Index to Exhibits
EXHIBIT 3.1
EXHIBIT 3.2
EXHIBIT 4.1
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
          On November 2, 2005, we completed a private placement of securities pursuant to the terms of the Securities Purchase Agreement, dated August 19, 2005, that we previously entered into with EMC Corporation (“EMC”) and certain affiliates of Advent International Corporation (“Advent,” and collectively with EMC, the “Series B Purchasers”). A copy of the Securities Purchase Agreement was filed as an exhibit to the Current Report on Form 8-K that we filed with the Securities and Exchange Commission on August 19, 2005. The Series B Purchasers are also the holders of our Series A Convertible Preferred Stock, which was issued to them in our June 2004 private placement. Eighty-six percent (86%) of our total product revenue in the first quarter of fiscal year 2006 was represented by EMC products.
          In connection with the private placement, we sold the Series B Purchasers an aggregate of 1,582,028 shares of our Series B Convertible Preferred Stock and warrants to purchase an aggregate of 5,932,587 shares of our common stock. The securities were sold for a gross purchase price of $20 million. Our net proceeds from the private placement will be the gross purchase price less our and the purchasers’ transaction fees and expenses. We also entered into an Amended and Restated Investor Rights Agreement, dated November 2, 2005, with the Series B Purchasers and adopted a Certificate of Amendment of the Certificate of Designation of our Series A Convertible Preferred Stock (the “Certificate of Amendment”) in connection with the private placement.
          Michael Pehl, one of our directors, is a Partner of Advent and may be deemed to have a financial interest in the Series B Purchasers who are affiliates of Advent. Our Board of Directors, including each of our disinterested and independent directors and excluding Mr. Pehl, previously approved a waiver of our code of conduct with respect to Mr. Pehl in connection with the transactions contemplated by and in the Securities Purchase Agreement in the event the transactions are deemed to constitute a conflict of interest under our code of conduct.
          Our stockholders approved the transactions contemplated by the Securities Purchase Agreement, including but not limited to the private placement, at our 2005 Annual Meeting of Stockholders, which was originally convened on October 13, 2005 and was adjourned to and completed on November 1, 2005.
          The securities issued in the private placement are not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements.
          The description of the Certificate of Designation of our Series B Convertible Preferred Stock (the “Certificate of Designation”), the terms of the warrants issued in the private placement, the Amended and Restated Investor Rights Agreement and the Certificate of Amendment of the Certificate of Designation of our Series A Convertible Preferred Stock contained in this Item 1.01 is a summary and is qualified its entirety by reference to the copies of the Certificate of Designation attached as Exhibit 3.1 hereto, the form of warrant agreement attached as Exhibit 4.1 hereto, the Amended and Restated Investor Rights Agreement attached as Exhibit 10.1 hereto and the Certificate of Amendment attached as Exhibit 3.2 hereto, each of which is incorporated herein by reference. A copy of the press release that we issued regarding the completion of the private placement is attached hereto as Exhibit 99.1, and is also incorporated herein by reference.
     Series B Convertible Preferred Stock
          We sold an aggregate of 1,582,028 shares of our Series B Convertible Preferred Stock in the private placement. Pursuant to the Certificate of Designation governing the rights, preferences and privileges of the Series B Convertible Preferred Stock, which was adopted on November 1, 2005, each share of Series B Convertible Preferred Stock has an initial stated value equal to $12.6420 and is entitled to receive a cumulative dividend thereon at the rate of 8% per year, payable in cash at the discretion of our board of directors. Other than with respect to the election of directors, the holders of Series B Convertible Preferred Stock generally have the right to vote on any matter with the holders of common stock, and each share of Series B Convertible Preferred Stock is entitled to 8.7792 votes when voting with the holders of common stock (subject to adjustment for stock splits, reverse stock splits, dividends, distributions and similar adjustments to our capital stock).
          The approval of the holders of a majority of the Series B Convertible Preferred Stock, voting as a separate class, will be required to approve certain corporate actions, including:
•	any amendment of our charter or bylaws that adversely affects the holders of Series B Convertible Preferred Stock;

•	any authorization of a class of capital stock ranking senior to, or on parity with, the Series B Convertible Preferred Stock;

•	any increase in the size of our Board of Directors to greater than eight members;

•	certain redemptions or repurchases of capital stock, acquisitions of capital stock or assets from other entities;

•	effecting, or entering into any agreement to effect, any merger, consolidation, recapitalization, reorganization, liquidation, dissolution, winding up or similar transaction (a “Liquidation Event”) involving us or any of our subsidiaries;

•	any sale of our assets or those of any of our subsidiaries which is outside the ordinary course of business;

•	any purchase of assets of or an equity interest in another entity for more than $5 million; and

•	any incurrence of additional debt for borrowed money in excess of $1 million.
          The holders of Series B Convertible Preferred Stock, exclusively and as a single class, are entitled to elect one member of our Board of Directors (the “Series B Director”), unless the ratio of the voting power of the Series B Convertible Preferred Stock to the total voting power of all of our voting stock falls below a certain level. The Series B Purchasers have not nominated anyone to serve as the Series B Director at this time.
          Upon a Liquidation Event, the holders of Series B Convertible Preferred Stock will be entitled to be paid a liquidation preference out of our assets that are legally available for distribution to our stockholders, before any payment may be made to the holders of common stock or any other holders of preferred stock. If the Liquidation Event occurs prior to May 2, 2006, the liquidation preference for each share of Series B Convertible Preferred Stock will be the amount that would be payable if such share had been converted into common stock immediately prior to such Liquidation Event. If the Liquidation Event occurs on or after May 2, 2006, the liquidation preference will be equal to the greater of:
•	(a) the stated value plus (b) any accumulated but unpaid dividends plus (c) the amount that would be payable if such share (excluding any accumulated but unpaid dividends thereon) had been converted into common stock immediately prior to such Liquidation Event and participated in distributions to the holders of common stock of the assets available for distribution to our stockholders after only the payment of the stated value and any accumulated but unpaid dividends in the Series B Convertible Preferred Stock; and

•	(a) the stated value plus (b) the amount that would be payable if such share (including any accumulated but unpaid dividends thereon) had been converted into common stock immediately prior to such Liquidation Event and participated in distributions available to the holders of common stock of the assets available for distribution to our stockholders after only the payment of the stated value in the Series B Convertible Preferred Stock; and

•	any disputes regarding the calculation of the payment of the liquidation preference will be resolved by the holders of the Series B Convertible Preferred Stock.
          Each share of Series B Convertible Preferred Stock is convertible at any time at the option of the holder thereof into a number of shares of common stock equal to the Series B Convertible Preferred Stock’s stated value divided by the conversion price, which is subject to adjustment in certain circumstances as set forth in the Certificate of Designation. Each share is initially convertible into 10 shares of common stock, meaning that initially the 1,582,028 shares of Series B Convertible Preferred Stock sold in the private placement are convertible into 15,820,280 shares of common stock. The conversion price may be adjusted to reflect subdivisions or combinations of our common stock such as through stock splits, reverse stock splits, dividends, distributions and similar adjustments to our capital stock.
          The Series B Convertible Preferred Stock also has anti-dilution protection that will adjust the conversion price downwards using a weighted-average calculation in the event we issue certain additional securities at a price per share less than the conversion price of the Series B Convertible Preferred Stock then in effect. This anti-dilution protection provides that the conversion price may be adjusted in the event we issue shares of common stock or common stock equivalents for per-share consideration less than the conversion price then in effect, subject to limited exceptions as set forth in the Certificate of Designation. In the event of any reorganization, recapitalization, reclassification, consolidation or merger involving our company, each share of Series B Convertible Preferred Stock will be convertible into the kind and amount of securities, cash or other property that a holder of the number of shares of our common stock issuable upon conversion of one share of Series B Convertible Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction.
          At any time on or after November 2, 2010 we will have the right to redeem all or certain portions of the Series B Convertible Preferred Stock then outstanding for an amount per share equal to the greater of (1) the stated value plus any accumulated but unpaid dividends thereon and (2) the average closing price per share of common stock on the Nasdaq Stock Market for the five (5) trading days prior to (and not including) the date upon which we exercise our right to redeem the Series B Convertible Preferred Stock, multiplied by the number of shares of common stock into which such share of Series B Convertible Preferred Stock (and any accumulated but unpaid dividends thereon) is convertible as of such date. The redemption by us will apply only to Series B Convertible Preferred Stock not converted prior to the redemption date stated in our redemption notice.
          At any time on or after November 2, 2010 each holder of Series B Convertible Preferred Stock will be entitled to require us to purchase all or any portion of such holder’s Series B Convertible Preferred Stock for an amount per share equal to the stated value plus any accumulated but unpaid dividends thereon.
          The holders of Series B Convertible Preferred Stock will be entitled to participate in future issuances of certain of our equity securities on a proportional basis.
     Warrants
          We issued each of the Series B Purchasers a warrant to purchase shares of our common stock on November 2, 2005 in connection with the private placement. The warrants are collectively exercisable for 5,932,587 shares of our common stock at an exercise price of $1.26 per share. The warrants, which expire on November 2, 2015, are immediately exercisable for cash or through a “cashless exercise” feature. The number of shares of common stock subject to each warrant is subject to adjustment in the event of stock splits, reverse stock splits, dividends, distributions and similar adjustments to our capital stock. Upon certain fundamental transactions, such as a merger, consolidation or reclassification of our common stock, each warrant will become exercisable for the same amount and kind of securities, cash or property as the holder would have been entitled to receive had it exercised the warrant for shares of common stock immediately prior to such event. If we declare any dividends on our common stock prior to the exercise of any warrant, the dividends will be payable to the holder upon the subsequent exercise of the warrant.
     Amended and Restated Investor Rights Agreement
          We entered into an Amended and Restated Investor Rights Agreement with the Series B Purchasers on November 2, 2005 in connection with the private placement. The agreement amended and restated our prior Investor Rights Agreement, dated as of June 17, 2004, by and among us and the Series B Purchasers that we previously entered into in connection with the sale of our Series A Convertible Preferred Stock.
          Pursuant to the terms of the Amended and Restated Investor Rights Agreement, we granted the Series B Purchasers certain registration rights with respect to (i) the shares of common stock that are issuable upon conversion of their shares of Series A Convertible Preferred Stock and upon exercise of the related warrants they received in our June 2004 private placement, (ii) the shares of common stock that are issuable upon conversion of their shares of Series B Convertible Preferred Stock and upon exercise of the related warrants they received in this private placement, and (iii) any other shares of common stock that the Series B Purchasers may hold (collectively, “Registrable Shares”). The holders of a majority of the Registrable Shares are entitled to three demand registrations and unlimited incidental, or so-called “piggyback,” registration rights, subject to certain restrictions.
          In connection with demand registrations under the Amended and Restated Investor Rights Agreement, the aggregate value of the registration must be at least $5 million. We are required to notify the Series B Purchasers of our intention to file a registration statement, including for a registered public offering involving an underwriting. The shares issuable upon conversion of our preferred stock have priority over other types of our equity securities in the event that marketing factors require a limitation on the number of shares to be underwritten and registered.
          In addition, we are required to file a registration statement with the Securities and Exchange Commission covering the resale of the Registrable Shares, and will be required to keep the registration statement effective either until the Registrable Shares are sold or until they may be sold within a single 90-day period under Rule 144 promulgated under the Securities Act. We agreed to indemnify and hold harmless each investor, as well as other specified persons, participating in any registration under the Amended and Restated Investor Rights Agreement.

          If at any time the holders of the Series B Convertible Preferred Stock are unable to appoint the Series B Director by reason of the provisions of the Certificate of Designation, we will agree to increase the number of members of the Board of Directors to such number as will allow the holders of the Series B Convertible Preferred Stock to appoint the Series B Director. If the Board of Directors is prohibited from doing so by our bylaws, we have agreed that we will submit a proposal to our stockholders to expand the Board or Directors.
          The Series B Purchasers have agreed that for as long as Digital Media & Communications III Limited Partnership (“DMC III”) owns any shares of Series B Convertible Preferred Stock, it will be entitled to nominate the individual who will be submitted for election as the Series B Director, after consultation with the other holders of the Series B Convertible Preferred Stock. After DMC III no longer owns any shares of Series B Convertible Preferred Stock, the Series B Director will be nominated by stockholders holding a majority of the Series B Convertible Preferred Stock. We further granted EMC the right to designate an individual to attend our board meetings as a non-voting observer, and will grant Advent or any of its affiliates the same right upon Advent’s request.
          Other provisions of the Amended and Restated Investor Rights Agreement provide that we (1) are required to continue to comply with federal securities laws, (2) are not permitted to grant registration rights to other persons that conflict with the registration rights of the Series B Purchasers under the Amended and Restated Investor Rights Agreement, and (3) are required to provide certain annual, quarterly and monthly financial information to the Series B Purchasers.
     Certificate of Amendment of Series A Convertible Preferred Stock
          In connection with the private placement, our stockholders also approved and we adopted, on November 1, 2005, a certificate of amendment (the “Certificate of Amendment”) of the Certificate of Designation (the “Series A Certificate”) governing the rights, preferences and privileges of our Series A Convertible Preferred Stock. The Certificate of Amendment amended the Series A Certificate to: (i) remove the “conversion threshold” provision that it previously contained and which limited the number of shares of common stock that could be issued upon aggregate conversions of the Series A Convertible Preferred Stock; (ii) revise the liquidation preferences of the Series A Convertible Preferred Stock in light of the issuance of the Series B Convertible Preferred Stock; and (iii) to make conforming changes to the preemptive rights granted to the Series A Convertible Preferred Stock to reflect the issuance of the Series B Convertible Preferred Stock.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
          The information set forth in Item 1.01 hereof is incorporated herein by reference.
          The issuance and sale of the securities in the private placement is exempt from registration under the Securities Act of 1933 pursuant to Regulation D and Rule 506 promulgated thereunder. We have furnished certain information to the purchasers as required by Regulation D, and all of the purchasers have provided certain representations to us evidencing that they are “accredited investors” as defined in Regulation D. We have not engaged in general solicitation or advertising with regard to the private placement and have not offered securities to the public in connection with the private placement.

Item 3.03	Material Modification to Rights of Security Holders.
          The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item	9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series B Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on November 1, 2005.

3.2	Certificate of Amendment of Certificate of Designation of Series A Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on November 1, 2005.

4.1	Form of Common Stock Purchase Warrant.

10.1	Amended and Restated Investor Rights Agreement, dated November 2, 2005, by and among MTI Technology Corporation and the Investors set forth therein.

99.1	Press Release dated November 2, 2005.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTI TECHNOLOGY CORPORATION

Date: November 3, 2005	By:	/s/ Scott Poteracki

Scott Poteracki
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series B Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on November 1, 2005.

3.2	Certificate of Amendment of Certificate of Designation of Series A Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on November 1, 2005.

4.1	Form of Common Stock Purchase Warrant.

10.1	Amended and Restated Investor Rights Agreement, dated November 2, 2005, by and among MTI Technology Corporation and the Investors set forth therein.

99.1	Press Release dated November 2, 2005.